Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	(Form S-8 No. 333-83778) pertaining to the Chico’s FAS, Inc. Deferred Compensation Program,

•	(Form S-8 No. 333-88052) pertaining to the Chico’s FAS, Inc. 2002 Employee Stock Purchase Plan,

•	(Form S-8 No. 333-88844) pertaining to the Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan,

•	(Form S-8 No. 333-152546) pertaining to the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, and

•	(Form S-8 No. 333-182993) pertaining to the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan;

of our reports dated March 7, 2017, with respect to the consolidated financial statements of Chico’s FAS, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Chico’s FAS, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Chico’s FAS, Inc. for the fiscal year ended January 28, 2017.

/s/ Ernst & Young LLP

Tampa, Florida
March 7, 2017